Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of January 18, 2017, between

Fidelity Management & Research Company

and

FMR Management & Research (Japan) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date	Annual Sub-Advisory Fee Rate (bp)
Fidelity Hereford Street Trust	Fidelity Flex Government Money Market Fund	Money Market	1/18/2017	12.50
Fidelity Salem Street Trust	Fidelity Flex Inflation-Protected Bond Index Fund	Fixed-Income	1/18/2017	2.50
Fidelity Salem Street Trust	Fidelity Flex International Index Fund	Equity	1/18/2017	10.00
Fidelity Salem Street Trust	Fidelity Flex Large Cap Growth Index Fund	Equity	1/18/2017	2.50
Fidelity Salem Street Trust	Fidelity Flex Large Cap Value Index Fund	Equity	1/18/2017	2.50
Fidelity Salem Street Trust	Fidelity Flex Mid Cap Index Fund	Equity	1/18/2017	6.00
Fidelity Salem Street Trust	Fidelity Flex Real Estate Index Fund	Equity	1/18/2017	7.00
Fidelity Salem Street Trust	Fidelity Flex Short-Term Treasury Bond Index Fund	Fixed-Income	1/18/2017	2.50
Fidelity Salem Street Trust	Fidelity Flex Small Cap Index Fund	Equity	1/18/2017	7.50
Fidelity Salem Street Trust	Fidelity Flex U.S. Bond Index Fund	Fixed-Income	1/18/2017	2.50

Agreed and Accepted as of January 18, 2017

Fidelity Management & Research Company	FMR Management & Research (Japan) Limited

By: /s/Jean Raymond______________	By: /s/J. Clay Luby ______________
Name: Jean Raymond	Name: J. Clay Luby
Title: Treasurer	Title: Treasurer